Exhibit 2.0

                                MERGER AGREEMENT

MEMORANDUM OF AGREEMENT made as of the __ day of December, 2000.

AMONG:
          EMPIRE ENERGY CORPORATION, a corporation existing under the laws of the State of Utah, U.S.A.

          ("Empire")

AND:
          EMPIRE EXCHANGECO LIMITED, a company existing under the federal laws of Canada

          ("Empire Exchangeco")

AND:
          COMMONWEALTH ENERGY CORP., a corporation existing under the laws of the Province of Alberta, Canada

          ("Commonwealth")

THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                     Part 1

                                 INTERPRETATION

Definitions

1.1 In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

     "1933 Act" means the United States Securities Act of 1933, as amended;

     "Acquisition Proposal" means any bona fide proposal with respect to any merger, amalgamation, arrangement, take-over bid, sale of assets (excluding inventory sold in the ordinary course of business) representing more than 257 of the book value (on a consolidated basis) of Commonwealth's total assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), any sale of more than 75% of the Commonwealth Common Shares then outstanding or similar transactions involving Commonwealth or any Material Subsidiary, or a proposal to do so, excluding the Arrangement;

     "Affected Employees" has the meaning ascribed thereto in ss.4.10;

     "affiliate" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

     "Affiliate's Letter" means a letter, to be substantially in the form and content of Schedule A hereto;

     "Appropriate Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations, as set out in Schedule B hereto;

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     "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 6.1 or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Arrangement Resolutions" means the special resolution of the Commonwealth Securityholders, to be substantially in the form and content of Schedule C annexed hereto;

     "Articles of Arrangement" means the articles of arrangement of Commonwealth in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is made;

     "BCSC" means the British Columbia Securities Commission;

     "Business Day" means any day on which commercial banks are generally open for business in Seattle, Washington and Vancouver, British Columbia other than a Saturday, a Sunday or a day observed as a holiday in Overland Park, Kansas under the laws of the State of Kansas or the federal laws of the United States of America or in Vancouver, British Columbia under the laws of the Province of British Columbia or the federal laws of Canada;

     "CBCA" means the Canada Business Corporations Act as now in effect and as it may be amended from time to time prior to the Effective Date;

     "CDNX" means the Canadian Venture Exchange, being the stock exchange where the shares of Commonwealth are listed as of the date hereof;

     "Circular" means the notice of the Commonwealth Meeting and accompanying management information circular, including all appendices thereto, to be sent to holders of Commonwealth Common Shares in connection with the Commonwealth Meeting;

     "Code" has the meaning ascribed thereto in ss.3.1(k)(ii);

     "Commonwealth Common Shares" means the outstanding common shares in the capital of Commonwealth;

     "Commonwealth Documents" has the meaning ascribed thereto in ss.3.1(m);

     "Commonwealth Meeting" means the special meeting of Commonwealth Securityholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

     "Commonwealth Options" means the Commonwealth Common Share purchase options being outstanding and unexercised on the Effective Date;

     "Commonwealth Securityholders" means the holders of Commonwealth Common Shares and Commonwealth Options, collectively;

     "Commonwealth Stock Options" means those options to purchase Commonwealth shares described on Schedule G hereto;

     "Commonwealth Warrants" means the outstanding non-transferable warrants of Commonwealth exercisable for Commonwealth Common Shares;

     "Confidentiality Agreement" means the confidentiality provisions of the letter of intent dated October 23, 2000 between Empire and Commonwealth;

     "Court" means the Supreme Court of British Columbia;

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     "Depositary" means CIBC Mellon Trust Company at its offices set out in the letter of transmittal and election form for use by holders of Commonwealth Common Shares, in the form accompanying the Circular;

     "Director" means the Director appointed pursuant to section 260 of the CBCA;

     "Dissent Rights" means the rights of dissent in respect of the Arrangement described in section 3.1 of the Plan of Arrangement;

     "Dissenting Shareholder" has the meaning ascribed thereto in the Plan of Arrangement;

     "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement provided that such date occurs on or prior to the Termination Date;

     "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

     "Exchange Trust Agreement" means an agreement to be made between Empire, Empire Exchangeco and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule F annexed hereto, with such changes thereto as the parties hereto, acting reasonably, may agree;

     "Empire Common Shares" means the shares of common stock in the capital of Empire;

     "Empire Holdings" means Empire Holdings Limited, a company existing under the federal laws of Canada which, at the time of the consummation of the Arrangement, will be an indirect wholly-owned subsidiary of Empire;

     "Empire Options" means those options to purchase Empire shares set forth on Schedule H hereto;

     "Empire Parties" means Empire, Empire Holdings and Empire Exchangeco;

     "Environmental Laws" means all applicable Laws, including applicable common law, relating to the protection of the environment and public health and safety;

     "Environmental Permits" has the meaning ascribed thereto in ss.3.1(j)(ii);

     "ERISA" has the meaning ascribed thereto in ss.3.1(l)(i);

     "Exchange Act" has the meaning ascribed thereto in ss.2.6(d);

     "Exchange Ratio" has the meaning ascribed thereto in the Plan of Arrangement;

     "Exchangeable Share Warrants" means Warrants to be issued by Empire Exchangeco in the Exchange Ratio to replace outstanding Commonweath Warrants;

     "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Empire Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement;

     "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

     "Form SB2" has the meaning ascribed thereto in ss.2.6(b);

     "Form S-8" has the meaning ascribed thereto in ss.2.6(c);

     "Governmental Entity" means any

          (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign,

          (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or

          (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

     "Hazardous Substance" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined or identified in or regulated by any Environmental Law;

     "holders" means, when used with reference to the Commonwealth Common Shares, the holders of Commonwealth Common Shares shown from time to time in the register maintained by or on behalf of Commonwealth in respect of the Commonwealth Common Shares and, when used with reference to the Exchangeable Shares, means the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of Empire Exchangeco in respect of the Exchangeable Shares;

     "including" means including without limitation;

     "Information" has the meaning ascribed thereto in ss.4.7(b);

     "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by ss.2.3;

     "Information" has the meaning ascribed thereto in ss.4.7(b);

     "Laws" means all statutes, regulations, statutory rules, orders, and terms and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body (including the Canadian Venture Exchange and OTC Bulletin Board and the NASDAQ-AMEX Market) or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

     "Material Adverse Change", when used in connection with Empire or Commonwealth, means any change, effect, event or occurrence with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued conditional or otherwise), businesses, operations or results of operations or those of its subsidiaries that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence

          (a) relating to the Canadian or United States' economy or securities markets in general, or

          (b) affecting the Canadian or United States oil and gas industry in general;

     "Material Adverse Effect" when used in connection with Empire or Commonwealth, means any effect that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such party and its subsidiaries taken as a whole;

     "Material Subsidiary" means each subsidiary of Commonwealth or Empire, the total assets of which constituted more than ten percent of the consolidated assets of Commonwealth or Empire or the total revenues of which constituted more than ten percent of the consolidated revenues of Commonwealth or Empire, in each case as set out in the financial statements of Commonwealth or Empire for the period ended September 30, 2000 and including each affiliate of Commonwealth or Empire that directly or indirectly holds an equity interest in each such subsidiary;

     "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

     "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule D annexed hereto and any amendments or variations thereto made in accordance with section 6.1 or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Pre-Effective Date Period" shall mean the period from and including the date hereof to and including the Effective Time on the Effective Date;

     "Publicly Disclosed" means disclosed by Commonwealth or Empire in any news release or in a public filing or news release from January 1, 1999 to and including the date of this Agreement;

     "Redeemable Voting Shares" means the $0.0001 par value redeemable voting shares of Empire having substantially the rights, privileges, restrictions and conditions described in the Support Agreement and which will be issued in pairs on a one-for-one basis with the Exchangeable Shares;

     "Replacement Option" has the meaning ascribed thereto in ss.2.4(c);

     "Representatives" has the meaning ascribed thereto in ss.4.7(a);

     "SEC" means the United states Securities and Exchange Commission;

     "Securities Act" means the Securities Act (British Columbia) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

     "Specified Empire Event" means the occurrence of a Material Adverse Change with respect to Empire, or a breach by a Empire Party of its obligations hereunder, if by reason thereof, and taking into account ss.5.4, Commonwealth would be entitled to rely on the failure of a condition set forth in sections 5.3(a), 5.3(b) or 5.3(c) as a reason not to complete the Arrangement;

     "subsidiary" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a subsidiary;

     "Superior Proposal" means any bona fide proposal by a third party directly or indirectly, to acquire assets representing more than 25% of the book value (on a consolidated basis) of Commonwealth's total assets or more than 25% of the outstanding Commonwealth Common Shares, whether by way of merger, amalgamation, arrangement, take-over bid, sale of assets or otherwise, and that in the good faith determination of the Board of Directors of Commonwealth after consultation with financial advisors and outside counsel

          (a) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, and

          (b) would, if consummated in accordance with its terms, result in a transaction

               (i) more favourable to the Commonwealth Securityholders than the transaction contemplated by this Agreement, and

               (ii) having a blended value per Commonwealth Common Share greater than the per share value attributable thereto under the transaction contemplated by this Agreement;

     "Support Agreement" means an agreement to be made between Empire, Empire Holdings and Empire Exchangeco substantially in the form and content of Schedule E annexed hereto, with such changes thereto as the parties hereto, acting reasonably, may agree;

     "Termination Date" means February 28, 2001, or such later date as may be mutually agreed by the parties to this Agreement;

     "Trustee" means the trustee to be chosen by Empire and Commonwealth, acting reasonably, to act as trustee under the Exchange Trust Agreement;

     "Urax" and "Uraxes" have the respective meanings ascribed thereto in ss.3.1(k)(iii);

     "Urax Returns" means all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes;

Interpretation Not Affected by Headings, etc.

1.2 The division of this Agreement into Parts, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Part" or "section" followed by a number and/or a letter refer to the specified Part or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Part, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

Currency

1.3 Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of the U.S.A.

Number, etc.

1.4 Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

Date For Any Action

1.5 In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

Entire Agreement

1.6 This Agreement and the agreements and other documents herein referred to constitute the entire agreement between the parties hereto pertaining to the terms of the Arrangement and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the terms of the Arrangement.

Schedules

1.7 The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:

        Schedule A        -       Affiliate's Letter
        Schedule B        -       Appropriate Regulatory Approvals
        Schedule C        -       Arrangement Resolutions
        Schedule D        -       Plan of Arrangement
        Schedule E        -       Support Agreement
        Schedule F        -       Exchange Trust Agreement
        Schedule G        -       Commonwealth Capitalization Table
        Schedule H        -       Empire Capitalization Table

Accounting Matters

1.8 Unless otherwise stated, all accounting terms used in this Agreement in respect of Commonwealth shall have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature in respect of Commonwealth required to be made shall be made in a manner consistent with Canadian generally accepted accounting principles and past practice. Unless otherwise stated, all accounting terms used in this Agreement in respect of Empire shall have the meanings attributable thereto under United States generally accepted accounting principles and all determinations of an accounting nature required to be made in respect of Empire shall be made in a manner consistent with United States generally accepted accounting principles and past practice.

Knowledge

1.9 Each reference herein to the knowledge of a party means, unless otherwise specified, the existing knowledge of such party without inquiry.

                                     Part 2

                                 THE ARRANGEMENT

Implementation Steps by Commonwealth

2.1 Commonwealth covenants in favour of the Empire Parties that Commonwealth shall:

     (a) subject to ss.2.5, as soon as reasonably practicable, apply in a manner acceptable to the Empire Parties, acting reasonably, under section 192 of the CBCA for an order approving the Arrangement and for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

     (b) subject to ss.2.5 convene and hold the Commonwealth Meeting for the purpose of considering the Arrangement Resolutions (and for any other proper purpose as may be set out in the notice for such meeting);

     (c) subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

     (d) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

Implementation Steps by Empire Parties

2.2 The Empire Parties covenant in favour of Commonwealth that, on or prior to the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favour of each such party:

     (a) Empire, Empire Holdings and Empire Exchangeco shall execute and deliver the Support Agreement;

     (b) Empire and Empire Exchangeco shall execute and deliver the Exchange Trust Agreement; and

     (c) Empire shall issue the Redeemable Voting Shares in accordance with the Support Agreement at the Effective Time.

Interim Order

2.3 The notice of motion for the application referred to in ss.2.1(a) shall request that the Interim Order provide:

     (a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Commonwealth Meeting and for the manner in which such notice is to be provided;

     (b) that the requisite approval for the Arrangement Resolutions shall be 66 2/3% of the votes cast on the Arrangement Resolutions (i) by holders present in person or by proxy of Commonwealth Common Shares and (ii) by 66?% of Commonwealth Securityholders present in person or by proxy at the Commonwealth Meeting (such that each holder of Commonwealth Common Shares is entitled to one vote for each Commonwealth Common Share held, each holder of Commonwealth Options is entitled to one vote for each Commonwealth Common Share such holder would have received on a valid exercise of Commonwealth Options and each holder of Commonwealth Warrants is entitled to one vote for each Commonwealth Common Share such holder would have received on a valid exercise of Commonwealth Warrants);

     (c) that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of Commonwealth, including quorum requirements and all other matters, shall apply in respect of the Commonwealth Meeting;. and

     (d) for the grant of the Dissent Rights.

Articles of Arrangement

2.4 The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, provide substantially as follows:

     (a) each outstanding Commonwealth Common Share that is not held by a holder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of the Commonwealth Common Shares (other than Commonwealth Common Shares held by Empire or any affiliate thereof), will be transferred by the holder thereof to Empire Exchangeco in exchange for that number of fully paid and non-assessable Exchangeable Shares and Redeemable Voting Shares, as the case may be, equal to the Exchange Ratio, and the name of each such holder of Commonwealth Common Shares will be removed from the register of holders of Commonwealth Common Shares and added to the register of holders of Exchangeable Shares and Redeemable Voting Shares, as the case may be, and Empire Exchangeco will be recorded as the registered holder of such Commonwealth Common Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

     (b) Commonwealth Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of the Commonwealth Common Shares held by them shall also be so transferred to Empire Exchangeco and Commonwealth Common Shares held by Empire or any affiliate thereof will be transferred by the holder thereof, without any act or formality on its part, to Empire Exchangeco in exchange for that number of fully paid and non-assessable Exchangeable Shares and Redeemable Voting Shares equal to the Exchange Ratio, and the name of each such holder of Commonwealth Common Shares will be removed from the register of holders of Commonwealth Common Shares and added to the register of holders of Exchangeable Shares and Redeemable Voting Shares and Empire Exchangeco will be recorded as the registered holder of such Commonwealth Common Shares so exchanged and will be deemed to be the legal and beneficial owner of such Commonwealth Common Shares;

     (c) each Commonwealth Warrant shall be transferred by the holder thereof, without any act or formality on its part, to Empire Exchangeco in exchange for that number of fully paid and non-assessable Exchangeable Share Warrants proportionate to the Exchange Ratio; and

     (d) each Commonwealth Option shall be exchanged for an option (a "Replacement Option") to purchase that number of Empire Common Shares set forth on Schedule H.

Circular

2.5 As promptly as practicable after the execution and delivery of this Agreement, Empire and Commonwealth shall prepare the Circular together with any other documents required by the Securities Act or other applicable Laws in connection with the Arrangement, and as promptly as practicable after the execution and delivery of this Agreement, with a target date of January 8, 2001, Commonwealth shall cause the Circular and other documentation required in connection with the Commonwealth Meeting to be sent to each holder of Commonwealth Common Shares and Commonwealth Options and filed as required by the Interim Order and applicable Laws.

Securities Compliance

2.6 (a) Empire shall use all reasonable efforts to obtain any necessary orders required from the applicable Canadian securities authorities to permit the first resale of

          (i) the Exchangeable Shares and Redeemable Voting Shares issued pursuant to the Arrangement,

          (ii) the Empire Common Shares issued upon exchange of the Exchangeable Shares (and concurrent redemption of the Redeemable Voting Shares) from time to time, and

          (iii) the Empire Common Shares issued from time to time upon the exercise of the Replacement Options, in each case without qualification with or approval of or the filing of any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity or regulatory authority under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfilment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Empire or Commonwealth for purposes of Canadian federal, provincial or territorial securities
          Laws).

     (b) As promptly as practicable after the date hereof, Empire shall file, if determined to be necessary, a registration statement on Form SB2 (or other applicable form) (the "Form SB2") in order to register under the 1933 Act the Empire Common Shares to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares (and redemption of the Redeemable Voting Shares) and shall use its reasonable efforts to cause the Form SB2 to become effective and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding.

     (c) As promptly as practicable after the Effective Date, Empire shall file a registration statement on Form S-8 (or other applicable form) (the "Form S-8") in order to register under the 1933 Act those Empire Common Shares to be issued from time to time after the Effective Time upon the exercise of the Replacement Options.

     (d) Commonwealth and Empire shall take all such steps as may be required to cause the transactions contemplated by Part 2 hereof and any other dispositions of Commonwealth equity securities and/or acquisitions of Empire equity securities (including, in each case derivative securities) in connection with this Agreement or the transactions contemplated hereby by any individual who is a director or officer of Commonwealth, to be exempt under Rule 16b-3 promulgated under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act").

Preparation of Filings

2.7 Empire and Commonwealth shall cooperate in:

     (a) the preparation of any application for the orders and the preparation of any required registration statements and any other documents reasonably deemed by Empire or Commonwealth to be necessary to discharge their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

     (b) the taking of all such action as may be required under any applicable United States and Canadian federal, provincial, territorial or state securities Laws (including "blue sky laws") in connection with the issuance of the Exchangeable Shares and the Empire Common Shares in connection with the Arrangement or the exercise of the Replacement Options; provided, however, that with respect to the United States "blue sky" and Canadian provincial qualifications neither Empire nor Commonwealth shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the Exchangeable Shares and the Redeemable Voting Shares; and

     (c) the taking of all such action as may be required under the CBCA in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

2.8 Each of Empire and Commonwealth shall furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effectuation of the actions described in sections 2.5 and 2.6 and the foregoing provisions of this ss.2.7, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished.

2.9 Empire and Commonwealth shall each promptly notify the other if at any time before or after the Effective Time it becomes aware that the Circular or an application for an order or a registration statement described in ss.2.6 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or such application or registration statement. In any such event, Empire and Commonwealth shall cooperate in the preparation of a supplement or amendment to the Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to shareholders of Empire or Commonwealth and/or filed with the relevant securities regulatory authorities.

2.10 Commonwealth shall ensure that the Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by the Empire Parties or any third party that is not an affiliate of Commonwealth). Without limiting the generality of the foregoing, Commonwealth shall ensure that the Circular provides holders of Commonwealth Common Shares with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Commonwealth Meeting and Empire shall provide all information regarding it necessary to do so.

2.11 Empire shall ensure that the Form SB2 and Form S-8 comply with all applicable Laws and, without limiting the generality of the foregoing, that such documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Commonwealth or any third party that is not an affiliate of Empire) and Commonwealth shall provide all information regarding it necessary to do so.

                                     Part 3

                         REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Commonwealth

3.1 Commonwealth represents and warrants to and in favour of the Empire Parties as follows and acknowledges that the Empire Parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) Organization.

          (i) Each of Commonwealth and the Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares and other ownership interests of the Material Subsidiaries which are held directly or indirectly by Commonwealth are validly issued, fully paid and non-assessable and all such shares and other ownership interests are owned directly or indirectly by Commonwealth, free and clear of all material liens, claims or encumbrances, except as set forth in the Commonwealth Disclosure Letter or pursuant to restrictions on transfers contained in constating documents, and except as aforesaid there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares or other ownership interests in any of the Material Subsidiaries. Commonwealth has disclosed in the Commonwealth Disclosure Letter the names and jurisdictions of incorporation of each of the Material Subsidiaries.

          (ii) Neither Commonwealth nor any Material Subsidiary has any minority interest in any other corporation or entity, which minority interest is material in relation to the consolidated financial position of Commonwealth.

     (b) Capitalization. The authorized capital of Commonwealth consists of an unlimited number of Commonwealth Common Shares and an unlimited number of preferred shares, issuable in series. As of the date of this Agreement there are 34,578,544 Common Shares issued and outstanding, nil preferred shares issued and the number of Common Shares issuable on the exercise of Commonwealth Options and Warrants is 5,903,116 as more particularly described in Schedule G and including a 2 million unit private placement which will close before the Effective Date. Except as described in the preceding sentences of this ss.3.1(b), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Commonwealth or any Material Subsidiary to issue or sell any shares of Commonwealth or any of the Material Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Commonwealth, any Material Subsidiary or any other Person, nor is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Commonwealth or any subsidiary. There have been no Commonwealth Common Shares issued or purchased for cancellation since December 31, 1998. All outstanding Commonwealth Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights (except the 2 million units for which all funds have not yet been received). There are no outstanding bonds, debentures or other evidences of indebtedness of Commonwealth or any subsidiary having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Commonwealth Common Shares on any matter. Except as set forth in the Commonwealth Disclosure Letter, there are no outstanding contractual obligations of Commonwealth or any of the Material Subsidiaries to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of any of the Material Subsidiaries.

     (c) Authority and No Violation.

          (i) Commonwealth has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Commonwealth and the consummation by Commonwealth of the transactions contemplated by this Agreement have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement, or the transactions contemplated hereby other than:

               (A) with respect to the Circular and other matters relating solely thereto, including the implementation of the Arrangement, the approval of the Board of Directors of Commonwealth; and

               (B) with respect to the completion of the Arrangement, the approval of the Commonwealth Securityholders.

          (ii) This Agreement has been duly executed and delivered by Commonwealth and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity and to the fact that the Currency Act (Canada) precludes a court in Canada from giving judgment in' any currency other than Canadian currency.

          (iii) The Board of Directors of Commonwealth has

               (A) determined unanimously that the Arrangement is fair to the holders of the Commonwealth Common Shares and is in the best interests of Commonwealth,

               (B) received an opinion from Ross Glanville & Associates Ltd. to the effect that, as of the date of this Agreement, the Exchange Ratio or the Arrangement is fair from a financial point of view to the holders of the Commonwealth Common Shares, and

               (C) determined unanimously to recommend that the holders of the Commonwealth Common Shares vote in favour of the Arrangement. Commonwealth is not subject to a shareholder rights plan or "poison pill" or similar plan.

          (iv) The approval of this Agreement, the execution and delivery by Commonwealth of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not, except as disclosed in the Commonwealth Disclosure Letter:

               (A) result in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                    (I) its or any Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding relating to ownership of shares or other interests or to corporate governance with any party holding an ownership interest in any Material Subsidiary;

                    (II) subject to obtaining the Appropriate Regulatory Approvals relating to Commonwealth, any Laws, judgment or decree except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgment or decree would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth; or

                    (III) subject to obtaining the Appropriate Regulatory Approvals relating to Commonwealth and except as would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth, any material contract, agreement, license, franchise or permit to which Commonwealth or any Material Subsidiary is party or by which it is bound or subject or is the beneficiary;

               (B) give rise to any right of termination or acceleration of indebtedness of Commonwealth or any subsidiary, or cause any such indebtedness to come due before its stated maturity or cause any available credit of Commonwealth or any subsidiary to cease to be available other than as would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth;

               (C) except as would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth, result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any Material Subsidiary, or restrict, hinder, impair or limit the ability of Commonwealth or any Material Subsidiary to carry on the business of Commonwealth or any Material Subsidiary as and where it is now being carried on; or

               (D) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Commonwealth or any subsidiary or increase any benefits otherwise payable under any Commonwealth Plan or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options.

     No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by Commonwealth and its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Commonwealth of the transactions contemplated hereby other than (A) any approvals required by the Interim Order, (B) the Final Order, (C) filings with the Director under the CBCA,
     (D) the Appropriate Regulatory Approvals relating to Commonwealth and (E) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth.

     (d) No Defaults. Subject to obtaining the Appropriate Regulatory Approvals relating to Commonwealth and except as disclosed in the Commonwealth Disclosure Letter, neither Commonwealth nor any of its subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, license or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect.

     (e) Absence of Certain Changes or Events. Except as disclosed in the Commonwealth Disclosure Letter or Publicly Disclosed by Commonwealth, from December 31, 1998 through to the date hereof each of Commonwealth and the Material Subsidiaries has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not occurred:

          (i) a Material Adverse Change with respect to Commonwealth;

          (ii) any damage, destruction or loss, whether covered by insurance or not, that could reasonably be expected to have a Material Adverse Effect on Commonwealth;

          (iii) any redemption, repurchase or other acquisition of Commonwealth Common Shares or Commonwealth Preferred Shares by Commonwealth or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Commonwealth Common Shares;

          (iv) any material increase in or modification of the compensation payable or to become payable by it to any of its directors or officers, or any grant to any such director or officer of any increase in severance or termination pay;

          (v) any increase in or modification of any bonus, pension, insurance or benefit arrangement (including the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers;

          (vi) any acquisition or sale of its property or assets to a Person not dealing at arm's length;

          (vii) any entering into, amendment of, relinquishment, termination or non-renewal by it of any material contract, agreement, license, franchise, lease transaction, commitment or other right or obligation, other than in the ordinary and regular course of business consistent with past practice;

          (viii) any resolution to approve a split, combination or reclassification of any of its outstanding shares;

          (ix) any change in its accounting methods, principles or practices; or

          (x) any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

     (f) Employment.

          (i) Except as set forth in the management information circular prepared in connection with the Commonwealth Meeting or the Commonwealth Disclosure Letter, neither Commonwealth nor any Material Subsidiary is a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any. employment agreement with, any director or officer.

          (ii) Except as set forth in the Commonwealth Disclosure Letter, neither Commonwealth nor any Material Subsidiary is a party to any collective bargaining agreement nor subject to any application for certification or, to the knowledge of Commonwealth, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current, pending or, to the knowledge of Commonwealth, threatened strikes or lockouts at Commonwealth or any Material Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect on Commonwealth.

          (iii) Neither Commonwealth nor any Material Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or, to the knowledge of Commonwealth, threatened, or any litigation, actual or, to the knowledge of Commonwealth, threatened, relating to employment or termination of employment of employees or independent contractors, other than those claims or such litigation as would, individually or in the aggregate, not have a Material Adverse Effect on Commonwealth.

          (iv) Commonwealth and all Material Subsidiaries have operated in accordance with all applicable Laws with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations and there are no current, pending or, to the knowledge of Commonwealth, threatened proceedings before any board or tribunal with respect to any of the above areas, other than where the failure to so operate or such proceedings which, individually or in the aggregate, would not have a Material Adverse Effect on Commonwealth.

     (g) Financial Statements. The audited consolidated financial statements for Commonwealth as at and for each of the 12-month periods ended December 31, 1999 and 1998 and the unaudited consolidated financial statements for the 9-month period ended September 30, 2000 have been prepared in accordance with Canadian generally accepted accounting principles (subject, in the case of such unaudited financial statements, to the absence of notes and to year-end adjustments), the requirements of applicable Governmental Entities and applicable securities Laws; such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of Commonwealth and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of such unaudited financial statements, to year-end adjustments.

     (h) Books and Records. The books, records and accounts of Commonwealth and its subsidiaries, in all material respects,

          (i) have been maintained in accordance with good business practices on a basis consistent with prior years,

          (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Commonwealth and its subsidiaries and

          (iii) accurately and fairly reflect the basis for the Commonwealth consolidated financial statements. Commonwealth has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that

               (A) transactions are executed in accordance with management's general or specific authorization; and

               (B) transactions are recorded as necessary

                    (I) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and

                    (II) to maintain accountability for assets.

     (i) Litigation, Etc. Except as set forth in the Commonwealth Disclosure Letter or Publicly Disclosed by Commonwealth, there is no claim, action, proceeding or investigation (including any native land claims) pending or, to the knowledge of Commonwealth, threatened against Commonwealth or any Material Subsidiary before any court or Governmental Entity that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Commonwealth, or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. Neither Commonwealth nor any Material Subsidiary, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on Commonwealth or that would prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement.

     (j) Environmental. Except for any matters that, individually or in the aggregate, would not have a Material Adverse Effect on Commonwealth:

          (i) all operations of Commonwealth and its Material Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws;

          (ii) Commonwealth and its Material Subsidiaries are in possession of, and in compliance with, all permits, authorizations, certificates, registrations, approvals and consents necessary under Environmental Laws to own, lease and operate their properties and to conduct their respective businesses as they are now being conducted or as proposed to be conducted (collectively the "Environmental Permits"); and

          (iii) except as set forth in the Commonwealth Disclosure Letter, neither Commonwealth nor any Material Subsidiary is aware of, or is subject to:

               (A) any Environmental Laws which requires or may require any work, repairs, construction, change in business practices or operations, or expenditures, including capital expenditures for facility upgrades, environmental investigation and remediation expenditures, or any other such expenditures;

               (B) any written demand or written notice with respect to the breach of or liability under any Environmental Laws applicable to Commonwealth or any subsidiary, including any regulations respecting the use, storage, treatment, transportation or disposition (including disposal or arranging for disposal) of Hazardous Substances;

               (C) any written demand or written notice with respect to liability, by contract or operation of applicable Laws, under Environmental Laws applicable to Commonwealth or any current or former subsidiary or any of their respective predecessor entities, divisions or any formerly owned, leased or operated properties or assets of the foregoing, including liability with respect to the presence, release or discharge of Hazardous Substances; or

               (D) any changes in the terms or conditions of any Environmental Permits or any renewal, modification, revocation, re-issuance, alteration, transfer or amendment of such Environmental Permits, or any review by, or approval of, any Governmental Entity of such Environmental Permits that are required in connection with the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby or the continuation of business of Commonwealth or any subsidiaries following such consummation.

     (k) Tax Matters. Except as set forth in the Commonwealth Disclosure Letter:

          (i) Commonwealth and each of its subsidiaries have filed, or caused to be filed, all material Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all material amounts of Taxes shown to be due and payable thereon, and Commonwealth's most recently published financial statements contain an adequate provision in accordance with generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. Commonwealth and each of its subsidiaries have made adequate provision in accordance with generally accepted accounting principles in their books and records for any material amounts of Taxes accruing in respect of any accounting period which has ended subsequent to the period covered by such financial statements.

          (ii) Neither Commonwealth nor any subsidiary has received any written notification that any issues involving a material amount of Taxes have been raised (and are currently pending) by Revenue Canada, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above and no waivers of statutes of limitations have been given or requested with respect to Commonwealth or any Material Subsidiary. To the best of the knowledge of Commonwealth, there are no proposed in writing (but unassessed) additional Taxes involving a material amount of Taxes and none has been asserted in writing. No Tax liens have been filed for material amounts of Taxes other than for Taxes not yet due and payable. Neither Commonwealth nor any of its subsidiaries (i) has made an election to be treated as a "consenting corporation" under Section 341(f) of the United States Internal Revenue Code (the "Code") or (ii) is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person (other than Commonwealth or any of its subsidiaries) pursuant to which Commonwealth or any of its subsidiaries has or could have any material liabilities in respect of Taxes, other than any liability arising under an agreement providing for the sale or other disposition of property by Commonwealth or any of its subsidiaries. Commonwealth has not made an election under
          Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

          (iii) "Urax" and "Taxes" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing. For purposes of this ss.3.1(k), the term "material amount of Taxes" shall mean an amount of Taxes that is material to Commonwealth and its subsidiaries taken as a whole.

     (l) Pension and Employee Benefits.

          (i) Commonwealth has made available to Empire a list of all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, whether written or oral, which are maintained by Commonwealth and/or a Material Subsidiary (collectively referred to as the "Commonwealth Plans"). The Commonwealth Disclosure Letter states that none of the Commonwealth Plans constitute "employee pension benefit plans" (as defined in section 3(2) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in section 3(1) of ERISA).

          (ii) No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Commonwealth Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material Taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the Commonwealth Plans or their assets which individually or in the aggregate would have a Material Adverse Effect on Commonwealth.

          (iii) Commonwealth has made available to Empire true, correct and complete copies of all of the Commonwealth Plans as amended (or, in the case of any unwritten Commonwealth Plan, a description thereof) together with all related documentation including, without limitation, funding agreements, actuarial reports, funding and financial information returns and statements with respect to each Commonwealth Plan, and current plan summaries, booklets and personnel manuals. Commonwealth has made available to Empire a true and complete copy of the most recent annual report on Form 5500 filed with the United States Internal Revenue Service with respect to each Commonwealth Plan in respect of which such a report was required.

          (iv) Other than as disclosed in the Commonwealth Disclosure Letter, all of the Commonwealth Plans are and have been established,. registered, qualified, invested and administered, in all material respects, in accordance with all applicable Laws, and in accordance with their terms and the terms of agreements between Commonwealth and/or a subsidiary, as the case may be, and their respective employees. To the knowledge of Commonwealth, no fact or circumstance exists that could adversely affect the existing tax status of a Commonwealth Plan.

          (v) All obligations of Commonwealth or a Material Subsidiary regarding the Commonwealth Plans have been satisfied in all material respects. All contributions or premiums required to be made by Commonwealth and/or a Material Subsidiary, as the case may be, under the terms of each Commonwealth Plan or by applicable Laws have been made in a timely fashion in accordance with applicable Laws and the terms of the Commonwealth Plans.

          (vi) Other than as set forth in the Commonwealth Disclosure Letter or Publicly Disclosed by Commonwealth, each Commonwealth Plan is fully insured or fully funded and in good standing with such regulatory authorities as may be applicable and, as of the date hereof, no notice of under-funding, non-compliance, failure to be in good standing or otherwise has been received by Commonwealth or its subsidiaries from any such regulatory authority.

          (vii) There have been no improper withdrawals, applications or transfers of assets from any Commonwealth Plan or the trusts or other funding media relating thereto that remain outstanding and unremedied, and neither Commonwealth, nor any Material Subsidiary, nor any of their respective agents has been in breach of any fiduciary obligation with respect to the administration of the Commonwealth Plans or the trusts or other funding media relating thereto.

          (viii) No insurance policy or any other contract or agreement affecting any Commonwealth Plan requires or permits a retroactive increase in premiums or payments due thereunder.

     (m) Reports. Commonwealth has filed with the BCSC true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1998 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Commonwealth Documents"). The Commonwealth Documents at the time filed (i) did not contain any misrepresentation (as defined in the Securities Act) and (ii) complied in all material respects with the requirements of applicable securities Laws. Commonwealth has not filed any confidential material change report with the BCSC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential.

     (n) Compliance with Laws. Except as disclosed in the Commonwealth Disclosure Letter or Publicly Disclosed by Commonwealth, Commonwealth and the Material Subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth. Without limiting the generality of the foregoing, all securities of Commonwealth (including, all options, rights or other convertible or exchangeable securities) have been issued in compliance, in all material respects, with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

     (o) Restrictions on Business Activities. Except as set forth in the Commonwealth Disclosure Letter or Publicly Disclosed by Commonwealth, there is no agreement, judgment, injunction, order or decree binding upon Commonwealth or any Material Subsidiary that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of Commonwealth or any Material Subsidiary, any acquisition of property by Commonwealth or any Material Subsidiary or the conduct of business by Commonwealth or any Material Subsidiary as currently conducted other than such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, have a Material Adverse Effect on Commonwealth.

     (p) Material Customers. There is no single customer of Commonwealth or its subsidiaries, the loss of which would have a Material Adverse Effect on Commonwealth.

     (q) Intellectual Property. Except as set forth in the Commonwealth Disclosure Letter, Commonwealth and its subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trade-marks, trade names, service marks, copyrights, know how and other proprietary intellectual property rights that are material to the conduct of the business, as presently conducted, of Commonwealth and its subsidiaries taken as a whole.

     (r) Insurance. Commonwealth has policies of insurance in force as of the date hereof naming Commonwealth as an insured which, having regard to the nature of such risk and the relative cost of obtaining insurance, Commonwealth believes are reasonable.

     (s) Property. Except as disclosed in the Commonwealth Disclosure Letter, Commonwealth and each Material Subsidiary have good and sufficient title to the real property interests including leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by Commonwealth or such Material Subsidiary, necessary to permit the operation of its businesses as presently owned and conducted except for such failure of title that would individually or in the aggregate not have a Material Adverse Effect on Commonwealth.

     (t) Licences, Etc. Except as disclosed in the Commonwealth Disclosure Letter, Commonwealth and each Material Subsidiary owns, possesses, or has obtained and is in compliance with, all licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted or as proposed to be conducted except for such failure that would individually or in the aggregate not have a Material Adverse Effect on Commonwealth.

     (u) Registration Rights. No holder of securities issued by Commonwealth has any right to compel Commonwealth to register or otherwise qualify such securities for public sale in Canada or the United States.

Representations and Warranties of the Empire Parties

3.2 The Empire Parties jointly and severally represent and warrant to and in favour of Commonwealth as follows and acknowledge that Commonwealth is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

     (a) Organization. Each of the Empire Parties and the Empire Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares of capital stock and other ownership interests of Empire's subsidiaries which are held directly or indirectly by Empire are validly issued, fully paid and non-assessable and all such shares and other ownership interests are owned directly or indirectly by Empire, free and clear of all material liens, claims or encumbrances except as disclosed by Empire to Commonwealth or pursuant to restrictions on transfer contained in constating documents, and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its subsidiaries.

     (b) Capitalization. The authorized capital of Empire consists of 50 million shares of common stock, $001 par value. As of the date hereof, there are 13,712,062 Empire Common Shares issued and outstanding and 12,588,500 Empire Common Shares reserved for issuance for 1,588,500 stock options and 11,000,000 warrants. There are no other options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating Empire to issue or sell any shares or securities or obligations of any kind convertible into or exchangeable for any shares. All outstanding Empire Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of Empire having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Empire Common Shares on any matter. Other than under employee stock option plans, there are no outstanding contractual obligations of Empire to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries.

     (c) Authority and No violation.

          (i) Each of the Empire Parties has the requisite corporate power and authority to enter into Agreement, the Support Agreement and the Exchange Trust Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Support Agreement and the Exchange Trust Agreement by each of the Empire Parties and the consummation by each of the Empire Parties of the transactions contemplated by this Agreement, the Support Agreement and the Exchange Trust Agreement have been duly authorized by its respective Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement, the Support Agreement and the Exchange Trust Agreement or the transactions contemplated hereby or thereby.

          (ii) This Agreement has been duly executed and delivered by each of the Empire Parties and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity. Each of the Support Agreement and the Exchange Trust Agreement will be duly executed and delivered by each of the Empire Parties party thereto and, when so executed and delivered, will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity.

          (iii) The approval of this Agreement, the Support Agreement and the Exchange Trust Agreement, the execution and delivery by each of the Empire Parties of this Agreement, the Support Agreement and the Exchange Trust Agreement and the performance by it of its obligations hereunder and thereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

               (A) result in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

                    (I) its or any Empire Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding relating to ownership of shares or other interests or to corporate governance with any party holding an ownership interest in any Empire Material Subsidiary;

                    (II) subject to obtaining the Appropriate Regulatory Approvals relating to the Empire Parties, any Laws, judgment or decree except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgment or decree would not, individually or in the aggregate, have a Material Adverse Effect on Empire; or

                    (III) subject to obtaining the Appropriate Regulatory Approvals relating to the Empire Parties and except as would not, individually or in the aggregate, have a Material Adverse Effect on Empire, any material contract, agreement, license, franchise or permit to which it is party or by which it is bound or is subject or is the beneficiary;

               (B) give rise to any right of termination or acceleration of indebtedness of any Empire Party or any Empire Material Subsidiary, or cause such indebtedness to come due before its stated maturity or cause any available credit of any Empire Party or any Empire Material Subsidiary to cease to be available; or

               (C) except as would not, individually or in the aggregate, have a Material Adverse Effect on Empire, result in the imposition of any encumbrance, charge or lien upon any of its assets, or restrict, hinder, impair or limit its ability to carry on its business as and where it is now being carried on.

     No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by any of the Empire Parties or the Empire Material Subsidiaries in connection with the execution and delivery of this Agreement, the Support Agreement and the Exchange Trust Agreement or the consummation by any of the Empire Parties of the transactions contemplated hereby or thereby other than (A) the Appropriate Regulatory Approvals relating to the Empire Parties, (B) any filings required in connection with the creation and issue of the Redeemable Voting Share, (C) any approval required in connection with the amendment of the articles of Empire Exchangeco to create the Exchangeable Shares and (D) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Empire.

     (d) Absence of Certain Changes or Events. Except as Publicly Disclosed by Empire, since December 31, 1998 through to the date hereof each of the Empire Parties and each Empire Material Subsidiary has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not occurred:

          (i) a Material Adverse Change with respect to Empire;

          (ii) any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made;

          (iii) any resolution to approve a split, combination or reclassification of the Empire Common Shares; or

          (iv) any material change in its accounting methods, principles or practices.

     (e) Financial Statements. The audited consolidated financial statements for Empire as at and for each of the 12-month periods ended on December 31, 1999 and 1998 and the unaudited consolidated financial statements for the nine-months ended September 30, 2000 have been prepared in accordance with United States generally accepted accounting principles, the requirements of applicable Governmental Entities and applicable securities Laws; such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of Empire and its subsidiaries as of the respective dates thereof and for the respective periods covered thereby.

     (f) Reports. Empire and/or its predecessor, Medvesto [formal name] has filed with the SEC true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997, and such documents, at the time filed; (i) did not contain any misrepresentation (as defined in the 1933 Act) and (ii) complied in all material respects with the requirements of applicable securities Laws. Empire has not filed any confidential material change report with the SEC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential.

     (g) Exchangeable Shares and Redeemable Voting Shares. The Exchangeable Shares and Redeemable Voting Shares to be issued in connection with the Arrangement will be duly and validly issued by Empire Exchangeco and Empire, respectively, on the Effective Date as fully paid and non-assessable shares.

     (h) Empire Common Shares. The Empire Common Shares to be issued pursuant to the Arrangement or upon the exchange from time to time of the Exchangeable Shares or upon the exercise from time to time of the Replacement Options will, in all cases, be duly and validly issued by Empire on their respective dates of issue as fully paid and non-assessable shares.

     (i) Compliance with Laws. Except as disclosed in writing by Empire to Commonwealth or Publicly Disclosed by Empire, Empire and the Empire Material Subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Empire. Without limiting the generality of the foregoing, all securities of Empire (including all options, rights or other convertible or exchangeable securities) have been issued in compliance in all material respects with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

     (j) Litigation, Etc. Except as disclosed in writing by Empire to Commonwealth or Publicly Disclosed by Empire, there is no claim, action, proceeding or investigation (including any native land claims) pending or, to the knowledge of Empire, threatened against Empire or any Empire Material Subsidiary before any court or Governmental Entity that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Empire, or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. Neither Empire nor any Empire Material Subsidiary, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on Empire or that would prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement.

     (k) Tax Matters. Except as disclosed in writing by Empire to Commonwealth or Publicly Disclosed by Empire:

          (i) Empire and each of its subsidiaries have timely filed, or caused to be filed, all material Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all material amounts of Taxes shown to be due and payable thereon, and Empire's most recently published financial statements contain an adequate provision in accordance with generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. Empire and each of its subsidiaries have made adequate provision in accordance with generally accepted accounting principles in their respective books and records for any Taxes accruing in respect of any accounting period which has ended subsequent to the period covered by such financial statements.

          (ii) Neither Empire nor any subsidiary has received any written notification that any issues involving a material amount of Taxes have been raised (and are currently pending) by Revenue Canada, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above and no waivers of statutes of limitations have been given or requested with respect to Empire or any subsidiary. To the best of the knowledge of Empire, there are no proposed (but unassessed) additional Taxes involving a material amount of Taxes and none has been asserted in writing. No Tax liens have been filed other than for Taxes not yet due and payable. Neither Empire nor any of its subsidiaries (i) has made an election to be treated as a "consenting corporation" under Section 341(f) of the Code or (ii) is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person (other than Commonwealth or any of its subsidiaries) pursuant to which Empire or any of its subsidiaries has or could have any material liabilities in respect of Taxes. Empire has not made an election under Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

     (l) Environmental. Except for matters that, individually or in the aggregate, would not have a Material Adverse Effect on Empire:

          (i) all operations of Empire and the Empire Material Subsidiary have been conducted, and are now, in compliance with all Environmental Laws; and

          (ii) Empire and the Empire Material Subsidiaries are in possession of, and in compliance with, all permits, authorizations, certificates, registrations, approvals and consents necessary under Environmental Laws to own, lease and operate their properties and conduct their respective businesses as they are now being conducted or as proposed to be conducted.

Survival

3.3 For greater certainty, the representations and warranties of Commonwealth and each Empire Party contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time. Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of another party to this Agreement.

                                     Part 4

                                    COVENANTS

Retention of Goodwill

4.1 During the Pre-Effective Date Period, Commonwealth will, subject to the fact that a transaction involving its businesses is contemplated hereby, continue to carry on the business of Commonwealth and its subsidiaries in a manner consistent with prior practice, working to preserve the attendant goodwill of such entities and to contribute to retention of that goodwill to and after the Effective Date, but subject to the following provisions of this Part 4. The following provisions of this Part 4 are intended to be in furtherance of this general commitment.

Material Commitments

4.2 Subject to applicable Law and the other provisions of this Agreement, during the Pre-Effective Date Period, Commonwealth and its subsidiaries will consult on an ongoing basis with senior officers of Empire in order to provide for an orderly integration of operations.

Covenants of Commonwealth

4.3 (a) Commonwealth covenants and agrees that, until the Effective Date or the earlier termination of this Agreement in. accordance with Part 6, except
     (i) with the consent of Empire on behalf of the Empire Parties to any deviation therefrom, which shall not be unreasonably withheld; (ii) with respect to any matters which were disclosed in the Commonwealth Disclosure Letter; or (iii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, including the transactions involving the businesses of Commonwealth and Empire contemplated hereby, Commonwealth will, and will cause its subsidiaries to:

          (i) carry on its business in, and only in, the ordinary and regular course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization and keep available the services of its present officers and employees and others having business dealings with it to the end that its goodwill and business shall be maintained;

          (ii) not commence to undertake a substantial expansion of its business facilities or an expansion that is out of the ordinary and regular course of business consistent with prior practice in light of current market and economic conditions;

          (iii) not split, combine or reclassify any of the outstanding shares of Commonwealth nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of Commonwealth;

          (iv) not amend the articles or by-laws of Commonwealth or materially amend the articles or by-laws of any subsidiary;

          (v) not sell, pledge, encumber, allot, reserve, set aside or issue, authorize or propose the sale, pledge, encumbrance, allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or of any subsidiary thereof or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except for (a) transactions between two or more wholly-owned Commonwealth subsidiaries or between a wholly-owned subsidiary of Commonwealth and Commonwealth, (b) the issuance of Commonwealth Common Shares pursuant to fully vested Commonwealth Options granted prior to the date hereof,
          (c) the issuance of Commonwealth Common Shares pursuant to the exercise of Commonwealth Warrants;

          (vi) not, whether through its Board of Directors or otherwise, accelerate the vesting of any unvested Commonwealth Options or accelerate the release of, or the expiry date of any hold period relating to, any Commonwealth Common Shares held in the Commonwealth Stock Option Plan;

          (vii) not reorganize, amalgamate or merge Commonwealth or any of its subsidiaries with any other Person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business of any corporation, partnership, association or other business organization or division thereof, which acquisition would be material to its business or financial condition on a consolidated basis (other than relating to transactions between two or more wholly-owned Commonwealth subsidiaries or between a wholly-owned subsidiary of Commonwealth and Commonwealth);

          (viii) except with respect to the sale of assets of Commonwealth or any subsidiary in the ordinary and regular course of business consistent with past practice, not sell, pledge, encumber, lease or otherwise dispose of any material assets (other than relating to transactions between two or more wholly-owned Commonwealth subsidiaries or between a wholly-owned subsidiary of Commonwealth and Commonwealth);

          (ix) not guarantee the payment of material indebtedness or incur material indebtedness for money borrowed or issue or sell any debt securities except in the ordinary and regular course of business consistent with past practice;

          (x) carry out the terms of the Interim Order and the Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Commonwealth or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

          (xi) not, and cause each of its subsidiaries not:

               (A) other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, enter into or materially modify any employment, severance, collective bargaining or similar agreements, policies or arrangements with, or grant any material bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to, or make any loan to, any officers or directors of it; or

               (B) other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, in the case of employees who are not officers or directors, take any action with respect to the entering into or modifying of any material employment, severance, collective bargaining or similar agreements, policies or arrangements or with respect to the grant of any material bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay or any other form of compensation or profit sharing or with respect to any increase of benefits payable;

          (xii) not, except in the usual, ordinary and regular course of business and consistent with past practice: (A) satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the financial statements of Commonwealth and its subsidiaries or disclosed in the Commonwealth Disclosure Letter, which are, individually or in the aggregate, material; (B) grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; or (C) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

          (xiii) use its reasonable commercial efforts (or cause each of its subsidiaries to use reasonable commercial efforts) to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

          (xiv) not, and will cause its subsidiaries not to, settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date;

          (xv) except in the usual, ordinary and regular course of business and consistent with past practice or as required by applicable Laws, not, and will cause its subsidiaries not to, enter into or modify in any material respect any contract, agreement, commitment or arrangement which new contract or series of related new contracts or modification to an existing contract or series of related existing contracts would have a Material Adverse Effect on Commonwealth;

          (xvi) incur or commit to capital expenditures prior to the Effective Date only in the ordinary course consistent with past practice and not, in any event, exceeding $500,000, individually or in the aggregate;

          (xvii) not make any changes to existing accounting practices relating to Commonwealth or any subsidiary except as required by Law or required by generally accepted accounting principles or make any material tax election inconsistent with past practice; and

          (xviii) promptly advise Empire orally and, if then requested, in writing:

               (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Commonwealth contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

               (B) of any Material Adverse Change in respect of Commonwealth;
               and

               (C) of any material breach by Commonwealth of any covenant or agreement contained in this Agreement; and

     (b) Commonwealth shall and shall cause its subsidiaries to perform all obligations required or desirable to be performed by Commonwealth or any of its subsidiaries under this Agreement, co-operate with Empire in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Commonwealth shall and where appropriate shall cause its subsidiaries to:

          (i) use all reasonable efforts to obtain the approvals of holders of Commonwealth Common Shares to the Arrangement, subject, however, to the exercise by the Board of Directors of Commonwealth of its fiduciary duties as provided herein;

          (ii) apply for and use all reasonable efforts to obtain all Appropriate Regulatory Approvals relating to Commonwealth or any of its subsidiaries and, in doing so, to keep Empire reasonably informed as to the status of the proceedings related to obtaining the Appropriate Regulatory Approvals, including, but not limited to, providing Empire with copies of all related applications and notifications, in draft form, in order for Empire to provide its reasonable comments;

          (iii) apply for and use all reasonable efforts to obtain the Interim Order and the Final Order;

          (iv) defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

          (v) use its reasonable efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

          (vi) effect all necessary registrations, filings and submissions of information required by Governmental Entities from Commonwealth or any of its subsidiaries;

          (vii) use its reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by Commonwealth or a subsidiary from other parties to loan agreements, leases or other contracts; and

          (viii) use its reasonable efforts to ensure that Commonwealth's affiliates (for the purposes of Rule 145 under the 1933 Act) execute and deliver to Empire, on or prior to the Effective Date, an Affiliate's Letter.

Covenants of the Empire Parties

4.4 Each of the Empire Parties hereby jointly and severally covenants and agrees (and, if applicable, will cause its subsidiaries):

     (a) to perform all obligations required or desirable to be performed by it under this Agreement, to co-operate with Commonwealth in connection therewith, and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, to:

          (i) apply for and use all reasonable efforts to obtain all Appropriate Regulatory Approvals relating to the Empire Parties, and, in doing so, to keep Commonwealth reasonably informed as to the status of the proceedings related to obtaining the Appropriate Regulatory Approvals, including; but not limited to, providing Commonwealth with copies of all related applications and notifications, in draft form, in order for Commonwealth to provide its reasonable comments;

          (ii) defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

          (iii) use all reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to the Empire Parties which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

          (iv) effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Empire Parties or their subsidiaries;

          (v) cause the articles of Empire Exchangeco and Empire to be amended to, among other things, create the Exchangeable Shares and Redeemable Voting Shares respectively; and

          (vi) cause Empire to reserve a sufficient number of Empire Common Shares for issuance upon the completion of the Arrangement and the exchange from time to time of Exchangeable Shares (including Exchangeable Share Warrants) and the exercise from time to time of Replacement Options;

     (b) carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Empire or its subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

     (c) in connection with the consummation of the transactions contemplated hereby and by the Arrangement, use its reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by Empire or a subsidiary of Empire from other parties to leases or other contracts;

     (d) at or prior to the Effective Time, Empire shall appoint two of the current directors of Commonwealth to become directors of Empire;

     (e) until the Effective Date or the earlier termination of this Agreement in accordance with Part 6, except (i) with the consent of Commonwealth to any deviation therefrom, which shall not be unreasonably withheld; (ii) with respect to any matters which were disclosed by Empire to Commonwealth in writing; or (iii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, including the transactions involving the businesses of Commonwealth and Empire contemplated hereby, Empire will:

          (i) not split, combine or reclassify any of the outstanding shares of Empire nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of Empire, other than the normal and customary quarterly dividend on Empire Common Shares;

          (ii) not make any changes to existing accounting practices related to Empire except as required by a change in United States generally accepted accounting practice or by applicable Law;

          (iii) not reorganize, amalgamate or merge Empire with any other Person, nor acquire by amalgamating, merging or consolidating with, purchasing a majority of the voting securities or substantially all of the assets of or otherwise, any business or Person which acquisition would reasonably be expected to materially delay the transactions contemplated hereby;

          (iv) promptly advise Commonwealth orally and, if then requested, in writing:

               (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Empire contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

               (B) of any Material Adverse Change in respect of Empire; and

               (C) of any material breach by Empire of any covenant or agreement contained in this Agreement; and

     (f) the Empire Parties shall not take any action which may jeopardise the exchange of the Commonwealth Common Shares by holders of the Commonwealth Common Shares resident in Canada for the purposes of the Income Tax Act (Canada) from being treated on a tax deferred basis under the Income Tax Act (Canada) for holders who are otherwise eligible for such treatment.

Covenants Regarding Non-Solicitation

4.5 (a) Subject to ss.4.6, Commonwealth shall not, directly or indirectly, through any officer, director, employee, representative or agent of Commonwealth or any of its subsidiaries, (i) solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal,
     (iii) withdraw or modify in a manner adverse to Empire the approval of the Board of Directors of Commonwealth of the transactions contemplated hereby,
     (iv) approve or recommend any Acquisition Proposal or (v) enter into any agreement, arrangement or understanding related to any Acquisition Proposal. Notwithstanding the preceding part of this ss.4.5(a) and any other provision of this Agreement, nothing shall prevent the Board of Directors of Commonwealth prior to the issuance of the Final Order from considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information pursuant to ss.4.5(c), regarding an unsolicited bona fide written Acquisition Proposal that did not otherwise result from a breach of this ss.4.5 and that the Board of Directors of Commonwealth determines in good faith, after consultation with financial advisors and outside counsel, is reasonably likely to result in a Superior Proposal; provided, however, that prior to taking such action, the Board of Directors must receive advice of outside counsel that it is appropriate that the Board of Directors of Commonwealth take such action in order to discharge properly its fiduciary duties. Commonwealth shall not consider, negotiate, accept, approve or recommend an Acquisition Proposal after the date of the issuance of the Final Order. Commonwealth shall, and shall cause the officers, directors, employees, representatives and agents of Commonwealth and its subsidiaries to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal.

     (b) Commonwealth shall promptly notify Empire, at first orally and then in writing, of any Acquisition Proposal and any inquiry that could lead to an Acquisition Proposal, or any amendments to the foregoing, or any request for non-public information relating to Commonwealth or any Material Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of Commonwealth or any Material Subsidiary by any Person that informs Commonwealth or such Material Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice shall include a description of the material terms and conditions of any proposal, the identity of the Person making such proposal, inquiry or contact and provide such other details of the proposal, inquiry or contact as Empire may reasonably request. Commonwealth shall (i) keep Empire fully informed of the status including any change to the material terms of any such Acquisition Proposal or inquiry and (ii) provide to Empire as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Commonwealth or any Material Subsidiary from any Person in connection with any Acquisition Proposal sent or provided by Commonwealth to any Person in connection with any Acquisition Proposal.

     (c) If Commonwealth receives a request for material non-public information from a Person who has made an unsolicited bona fide written Acquisition Proposal and Commonwealth is permitted, as contemplated under the second sentence of ss.4.5(a), to negotiate the terms of such Acquisition Proposal, then, and only in such case, the Board of Directors of Commonwealth may, subject to the execution by such Person of a confidentiality agreement containing a standstill provision substantially similar to that contained in the confidentiality agreement then in effect between Commonwealth and Empire, provide such Person with access to information regarding Commonwealth; provided, however, that the Person making the Acquisition Proposal shall not be precluded under such confidentiality agreement from making the Acquisition Proposal (but not any material amendment thereto) and provided further that Commonwealth sends a copy of any such confidentiality agreement to Empire promptly upon its execution and Empire is provided with a list of or copies of the information provided to such Person and immediately provided with access to similar information to which such Person was provided.

     (d) Commonwealth shall ensure that its officers, directors and employees and its subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this ss.4.5, and it shall be responsible for any breach of this ss.4.5 by its officers, directors, employees, financial advisors or other advisors or representatives.

     (e) Notwithstanding ss.4.5(a)(iii), the Board of Directors of Commonwealth may withdraw or modify in a manner adverse to Empire the approval of the Board of Directors of Commonwealth of the transactions contemplated hereby if a Specified Empire Event has occurred and is continuing.

Notice by Commonwealth of Superior Proposal Determination

4.6 Notwithstanding sections 4.5(a), (b), (d) and (e), Commonwealth may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal if, and only if, (i) it has provided Empire with a copy of the Superior Proposal document, (ii) five Business Days shall have elapsed from the later of the date Empire received written notice advising Empire that Commonwealth's Board of Directors has resolved, subject only to compliance with this ss.4.6 and termination of this Agreement, to accept, approve, recommend or enter into an agreement in respect of such Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, and the date Empire received a copy of such Superior Proposal and (iii) it has previously or concurrently will have (A) paid to Empire the break fee, if any, payable under ss.6.4 and (B) terminated this Agreement pursuant to ss.6.3. Any information provided by Commonwealth to Empire pursuant to this ss.4.6 or pursuant to ss.4.5 shall constitute "Information" under ss.4.7(b).

During such five Business Day period, Commonwealth agrees that Empire shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of Commonwealth will review any offer by Empire to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether Empire's offer upon acceptance by Commonwealth would result in such Superior Proposal ceasing to be a Superior Proposal. If the Board of Directors of Commonwealth so determines, it will enter into an amended agreement with Empire reflecting Empire's amended proposal. If the Board of Directors of Commonwealth continues to believe, in good faith and after consultation with financial advisors and outside counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects Empire's amended proposal, Commonwealth may terminate this Agreement pursuant to ss.6.3(c)(iv); provided, however, that Commonwealth must concurrently pay to Empire the break fee, if any, payable to Empire under ss.6.4 and must concurrently with termination enter into a definitive agreement with respect to such Acquisition Proposal. Commonwealth acknowledges and agrees that payment of the break fee, if any, payable under ss.6.4 is a condition to valid termination of this Agreement under ss.6.3(c)(iv) and this ss.4.6. Commonwealth also acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause (ii) of this ss.4.6 to initiate an additional five Business Day notice period.

Access to Information

4.7 (a) Subject to sections 4.7(b) and (c) and applicable Laws, upon reasonable notice, each of Commonwealth and Empire shall (and shall cause each of their subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives and advisors ("Representatives") access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to their properties, books, contracts and records as well as to its management personnel, and, during such period, Commonwealth and

     Empire shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning that party's business, properties and personnel as the other may reasonably request. Nothing in the foregoing shall require a party to disclose information subject to a written confidentiality agreement with third parties or customer-specific or competitively sensitive information relating to areas or projects where a party is in direct competition with the other.

     (b) In accordance with the Confidentiality Agreement, each of Empire and Commonwealth acknowledges that certain information provided to it under ss.4.7(a) above will be non-public and/or proprietary in nature (the "Information"). Except as permitted below, each of Empire and Commonwealth will keep Information confidential and will not, without the prior written consent of the other, disclose it, in any manner whatsoever, in whole or in part, to any other Person, and will not use it for any purpose other than to evaluate the transactions contemplated by this Agreement. Each of Empire and Commonwealth will make all reasonable, necessary and appropriate efforts to safeguard the Information from disclosure to anyone other than as permitted hereby and to control the copies, extracts or reproductions made of the Information. The Information may be provided to the Representatives of each of Empire and Commonwealth who require access to the same to assist it in proceeding in good faith with the transactions contemplated by this Agreement and whose assistance is required for such purposes, provided that it has first informed such Representatives to whom Information is provided that the Representative has the same obligations, including as to confidentiality, restricted use and otherwise, that it has with respect to such Information. This provision shall not apply to such portions of the Information that: (i) are or become generally available to the public otherwise than as a result of disclosure by a party or its Representatives; or (ii) become available to a party on a non-confidential basis from a source other than, directly or indirectly, the other party or its Representatives, provided that such source is not to the knowledge of the first party, upon reasonable inquiry, prohibited from transmitting the Information by a contractual, legal or fiduciary obligation; (iii) were known to a party or were in its possession on a non-confidential basis prior to being disclosed to it by the other party or by someone on its behalf; or (iv) are required by applicable Laws or court order to be disclosed. The provisions of this ss.4.7(b) shall survive the termination of this Agreement.

     (c) The parties acknowledge that certain Information may be competitively sensitive and that disclosure thereof shall be limited to that which is reasonably necessary for the purpose of (i) preparing submissions or applications in order to obtain the Appropriate Regulatory Approvals, (ii) preparing the Circular, (iii) avoiding conflicts and (iv) integrating the operations of Empire and Commonwealth.

Closing Matters

4.8 Each of the Empire Parties and Commonwealth shall deliver, at the closing of the transactions contemplated hereby, such customary certificates, resolutions and other closing documents as may be required by the other parties hereto, acting reasonably.

Indemnification

4.9 (a) Empire agrees that all rights to indemnification or exculpation now existing in favour of the directors or officers of Commonwealth or any subsidiary as provided in its articles of incorporation or by-laws in effect on the date hereof shall survive the Arrangement and shall continue in full force and effect for a period of not less than three years from the Effective Time and Empire hereby assumes, effective upon consummation of the Arrangement, all such liability with respect to any matters arising prior to the Effective Time.

     (b) There shall be maintained in effect, for not less than three years from the Effective Time, coverage equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by Commonwealth or any of its subsidiaries, as the case may be, which is no less advantageous, and with no gaps or lapses in coverages with respect to matters occurring prior to the Effective Time.

Employment Agreements and Related Matters

4.10 Empire covenants and agrees, and after the Effective Time will cause Commonwealth or any of its subsidiaries, as the case may be, and any successor to Commonwealth to agree, to honour and comply with the terms of those existing employment and severance agreements of Commonwealth or any of its subsidiaries, as the case may be, which Commonwealth has disclosed in the Commonwealth Disclosure Letter.

Prohibition on Voluntary Liquidation

4.11 The Empire Parties shall not, and agree to cause Empire Holdings to not, take any action relating to a voluntary liquidation, dissolution or winding-up of Empire Exchangeco or its successors or Empire Holdings or its successors, as the case may be, prior to the Redemption Date (as defined in the Plan of Arrangement).

                                     Part 5

                                   CONDITIONS

Mutual Conditions Precedent

5.1 The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived by the mutual consent of Empire, on behalf of the Empire Parties, and Commonwealth:

     (a) the Arrangement shall have been approved at the Commonwealth Meeting by not less than two-thirds of the votes cast by the holders of Commonwealth Common Shares who are represented at the Commonwealth Meeting as well as two thirds of all Commonwealth Securityholders;

     (b) the Arrangement shall have been approved at the Commonwealth Meeting in accordance with any conditions in addition to those set out in ss.5.1(a) which may be imposed by the Interim Order;

     (c) the Interim Order and the Final Order shall each have been obtained in form and terms satisfactory to each of Commonwealth and Empire, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

     (d) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding (other than an appeal made in connection with the Arrangement), of a judicial or administrative nature or otherwise, brought by a Governmental Entity in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof or would otherwise be inconsistent with the Appropriate Regulatory Approvals which have been obtained;

     (e) Empire will have received conditional approval for the Empire Shares to be listed on either the AMEX market or the CDNX;

     (f) this Agreement shall not have been terminated pursuant to Part 6; and

     (g) all consents, waivers, permits, orders and approvals of any Governmental Entity (including the Appropriate Regulatory Approvals), and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure of which to obtain or the non-expiry of which would constitute a criminal offence, or would have a Material Adverse Effect on Empire or Commonwealth, as the case may be, shall have been obtained or received on terms that will not have a Material Adverse Effect on Empire and/or Commonwealth; there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, in each case that has a reasonable likelihood of success, (i) seeking to prohibit or restrict the acquisition by Empire or any of its subsidiaries of any Commonwealth Common Shares, seeking to restrain or prohibit the consummation of the Plan of Arrangement or seeking to obtain from Commonwealth or Empire any damages that are material in relation to Commonwealth and its subsidiaries taken as a whole, (ii) seeking to prohibit or materially limit the ownership or operation by Empire or any of its subsidiaries of any material portion of the business or assets of Commonwealth or any of its subsidiaries or to compel Empire or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets of Commonwealth or any of its subsidiaries, as a result of the Plan of Arrangement, (iii) seeking to impose limitations on the ability of Empire or any of its subsidiaries to acquire or hold, or exercise full rights of ownership of, any Commonwealth Common Shares, including the right to vote the Commonwealth Common Shares purchased by it on all matters properly presented to the shareholders of Commonwealth, (iv) seeking to prohibit Empire or any of its subsidiaries from effectively controlling in any material respect the business or operations of Commonwealth and its Material Subsidiaries or (v) which otherwise is reasonably likely to have a Material Adverse Effect on Commonwealth or Empire.

Additional Conditions Precedent to the Obligations of the Empire Parties

5.2 The obligations of the Empire Parties to complete the transactions contemplated by this Agreement shall also be subject to the fulfilment of each of the following conditions precedent (each of which is for the Empire Parties' exclusive benefit and may be waived by Empire on behalf of the Empire Parties):

     (a) all covenants of Commonwealth under this Agreement to be performed on or before the Effective Date shall have been duly performed by Commonwealth in all material respects;

     (b) the representations and warranties of Commonwealth shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement) and the Empire Parties shall have received a certificate of Commonwealth addressed to the Empire Parties and dated the Effective Date, signed on behalf of Commonwealth by two senior executive officers of Commonwealth, confirming the same as at the Effective Date;

     (c) between the date hereof and the Effective Date, there shall not have occurred a Material Adverse Change to Commonwealth; and

     (d) the Board of Directors of Commonwealth shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Commonwealth and the subsidiaries to permit the consummation of the Arrangement.

The Empire Parties may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by the Empire Parties with their obligations under this Agreement if the condition precedent would have been satisfied but for a material default by the Empire Parties in complying with their obligations hereunder.

Additional Conditions Precedent to the Obligations of Commonwealth

5.3 The obligations of Commonwealth to complete the transactions contemplated by this Agreement shall also be subject to the following conditions precedent (each of which is for the exclusive benefit of Commonwealth and may be waived by Commonwealth):

     (a) all covenants of the Empire Parties under this Agreement to be performed on or before the Effective Date shall have been duly performed by the Empire Parties in all material respects;

     (b) all representations and warranties of the Empire Parties under this Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct in all material respects as of such earlier date, or except as affected by transactions contemplated or permitted by this Agreement) and Commonwealth shall have received a certificate of each of the Empire Parties addressed to Commonwealth and dated the Effective Date, signed on behalf of each of the Empire Parties by two senior executive officers of the relevant Empire Party, confirming the same as at the Effective Date;

     (c) between the date hereof and the Effective Date, there shall not have occurred a Material Adverse Change to Empire; and

     (d) the Boards of Directors of the Empire Parties shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Empire Parties to permit the consummation of the Arrangement and the issue of the Exchangeable Shares and Redeemable Voting Shares contemplated thereby and the issue of Empire Common Shares pursuant to the Arrangement and upon the exchange from time to time of the Exchangeable Shares and the exercise from time to time of the Replacement Options.

Commonwealth may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by Commonwealth with its obligations under this Agreement if the condition precedent would have been satisfied but for a material default by Commonwealth in complying with its obligations hereunder.

Notice and Cure Provisions

5.4 The Empire Parties and Commonwealth will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

     (a) cause any of the representations or warranties of the other party contained herein to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date; or

     (b) result in the failure in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Date.

Neither the Empire Parties nor Commonwealth may elect not to complete the transactions contemplated hereby pursuant to. the conditions precedent contained in sections 5.1, 5.2 and 5.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Final Order for acceptance by the Director, the Empire Parties or Commonwealth, as the case may be, have delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Empire Parties or Commonwealth, as the case may be, are asserting as the basis for the non-fulfilment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that the Empire Parties or Commonwealth, as the case may be, are proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other may not terminate this Agreement as a result thereof until the later of January 31, 2001 and the expiration of a period of 30 days from such notice. If such notice has been delivered prior to the date of the Commonwealth Meeting, such meeting shall be postponed until the expiry of such period. If such notice has been delivered prior to the making of the application for the Final Order or the filing of the Articles of Arrangement with the Director, such application and such filing shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein, this Agreement may not be terminated.

Satisfaction of Conditions

5.5 The conditions precedent set out in ss.5.1, ss.5.2 and ss.5.3 shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of Empire and Commonwealth, a certificate of arrangement in respect of the Arrangement is issued by the Director.

                                     Part 6

                            AMENDMENT AND TERMINATION

Amendment

6.1 This Agreement may, at any time and from time to time before or after the holding of the Commonwealth Meeting but not later than the Effective Date, be amended by mutual written agreement of the parties hereto, and any such amendment may, without limitation:

     (a) change the time for performance of any of the obligations or acts of the parties;

     (b) waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

     (c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

     (d) waive compliance with or modify any conditions precedent herein contained; provided, however, that any such change, waiver or modification does not invalidate any required security holder approval of the Arrangement.

Mutual Understanding Regarding Amendments

6.2 (a) The parties will continue, from and after the date hereof and through and including the Effective Date, to use their respective reasonable efforts to maximize present and future financial and tax planning opportunities for the shareholders of Commonwealth, and for Empire and for Commonwealth as and to the extent that the same shall not prejudice any party or its security holders. The parties will ensure that such planning activities do not impede the progress of the Arrangement in any material way.

     (b) The parties agree that if the Empire Parties or Commonwealth, as the case may be, propose any amendment or amendments to this Agreement or to the Plan of Arrangement, the other will act reasonably in considering such amendment and if the other and its shareholders are not prejudiced by reason of any such amendment the other will co-operate in a reasonable fashion with the Empire Parties or Commonwealth, as the case may be, so that such amendment can be effected subject to applicable Laws and the rights of the security holders.

Termination

6.3 (a) If any condition contained in ss.5.1 or ss.5.2 is not satisfied at or before the Effective Date to the satisfaction of the Empire Parties, then Empire on behalf of the Empire Parties may by notice to Commonwealth terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided, but without detracting from the rights of the Empire Parties arising from any breach by Commonwealth but for which the condition would have been satisfied.

     (b) If any condition contained in ss.5.1 or ss.5.3 is not satisfied at or before the Effective Date to the satisfaction of Commonwealth, then Commonwealth may by notice to Empire on behalf of the Empire Parties terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided, but without detracting from the rights of Commonwealth arising from any breach by the Empire Parties but for which the condition would have been satisfied.

     (c) This Agreement may:

          (i) be terminated by the mutual agreement of Commonwealth and the Empire Parties (without further action on the part of the Commonwealth Securityholders if terminated after the holding of the Commonwealth Meeting);

          (ii) be terminated by either Commonwealth or Empire, if there shall be passed any law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if any injunction, order or decree enjoining Empire or Commonwealth from consummating the transactions contemplated by this Agreement is entered and such injunction, order or decree shall become final and non-appealable;

          (iii) be terminated by Empire if (A) the Board of Directors of Commonwealth shall have failed to recommend or withdrawn or modified or changed in a manner adverse to Empire its approval or recommendation of this Agreement or the Arrangement or shall have recommended an Acquisition Proposal or (B) through the fault of Commonwealth (whether by commission or omission), this Arrangement is not, prior to 14 days prior to the Termination Date, submitted for the approval of the Commonwealth Securityholders at the Commonwealth Meeting;

          (iv) be terminated by Commonwealth in order to enter into a definitive written agreement with respect to a Superior Proposal, subject to compliance with ss.4.6 and the payment of any fee required to be paid pursuant to ss.6.4(a); or

          (v) be terminated by Commonwealth or Empire if Commonwealth Securityholder approval shall not have been obtained by reason of the failure to obtain the required vote at the Commonwealth Meeting; in each case, prior to the Effective Date.

     (d) If the Effective Date does not occur on or prior to the Termination Date, then this Agreement shall terminate.

     (e) If this Agreement is terminated in accordance with the foregoing provisions of this ss.6.3, no party shall have any further liability to perform its obligations hereunder except as provided in ss.6.4 and as otherwise contemplated hereby, and provided that, subject to ss.6.5, neither the termination of this Agreement nor anything contained in this ss.6.3(e) shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

Break Fee

6.4  (a) If:

          (i) Commonwealth shall terminate this Agreement pursuant toss.6.3(c)(iv), unless at the time of such termination, a Specified Empire Event has occurred and is continuing;

          (ii) Empire shall terminate this Agreement pursuant to ss.6.3(c)(iii), unless at the time of such failure to recommend, withdrawal or adverse modification or change, or recommendation of an Acquisition Proposal, a Specified Empire Event has occurred and is continuing; or

          (iii) either Commonwealth or Empire shall terminate this Agreement pursuant to ss.6.3(c)(v) in circumstances where Commonwealth Securityholder approval has not been obtained at the Commonwealth Meeting, and (x) a bona fide Acquisition Proposal has been made by any person other than a Empire Party prior to the Commonwealth Meeting and not withdrawn more than five days prior to the vote of the Commonwealth Securityholders and (y) Commonwealth enters into an agreement with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated, after the date hereof and prior to the expiration of 18 months following termination of this Agreement, unless at the time of the Commonwealth Meeting a Specified Empire Event has occurred and is continuing;

     then in any such case Commonwealth shall pay to Empire US$10,000 in immediately available funds to an account designated by Empire. Such payment shall be due (A) in the case of a termination specified in clause
     (i), prior to the termination of this Agreement, (B) in the case of a termination specified in clause (ii), within five Business Days after written notice of termination by Empire or (C) in the case of a termination specified in clause (iii), at or prior to the earlier of the entering into of the agreement and the consummation of the transaction referred to therein. Commonwealth shall not be obligated to make more than one payment pursuant to this ss.6.4(a).

     (b) If the holders of the Commonwealth Common Shares shall fail to approve the Arrangement (unless a Specified Empire Event has occurred and is continuing) at the Commonwealth Meeting, then at 11:00 a.m., Vancouver time, on the first Business Day following the Commonwealth Meeting, Commonwealth shall pay to Empire US$10,000 as payment in full of the Empire Parties' out-of-pocket costs and expenses in connection with the transaction contemplated by this Agreement in immediately available funds to an account designated by Empire. Any payment due under ss.6.4(a) shall be reduced dollar-for-dollar by any payment previously made under this ss.6.4(b).

Effect of Break Fee Payment

6.5 For greater certainty, the parties hereto agree that if Commonwealth pays to Empire amounts required by ss.6.4(a) as a result of the occurrence of any of the events referenced in ss.6.4(a), the Empire Parties shall have no other remedy for any breach of this Agreement by Commonwealth.

Remedies

6.6 Subject to ss.6.5, the parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the non-breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

                                     Part 7

                                     GENERAL

Notices

7.1 All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by telecopy, in each case addressed to the particular party at:

     (a) If to Commonwealth, at:
         Commonwealth Energy Corp.
         2383 King George Hwy
         White Rock, BC V4A 5A4
         Attention: Mr. Lorne Torhjelm, President and CEO
         Telecopier No.: (604) 536-2369
         with a copy to:
         Lang Michener Lawrence & Shaw
         1500 - 1055 West Georgia Street
         Vancouver, BC  V6E 4N7
         Attention: Mr. Bernie Zinkhofer
         Telecopier No.: (604) 685-7084

     (b) If to an Empire Party, at:
         Empire Energy Corporation
         Suite 1215, 7500 College Blvd.
         Overland Park, Kansas  66210 USA
         Attention: Mr. Norm Peterson, President
         Telecopier No.: (913) 469-1662
         with a copy to:
         Mr. Troy Renkemeyer
         Attorney
         900 Lighton Plaza Tower
         7500 College Blvd.
         Overland Park, Kansas  66210 USA
         Telecopier No.: (913) 906-9840

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or telecopying thereof.

Assignment

7.2 No party hereto may assign its rights or obligations under this Agreement or the Arrangement.

Binding Effect

7.3 This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and no third party shall have any rights hereunder.

Waiver and Modification

7.4 Commonwealth and the Empire Parties may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

No Personal Liability

7.5 (a) No director or officer of any Empire Party shall have any personal liability whatsoever to Commonwealth under this Agreement, or any other document delivered in connection with the Arrangement on behalf of a Empire Party.

     (b) No director or officer of Commonwealth shall have any personal liability whatsoever to any Empire Party under this Agreement, or any other document delivered in connection with the Arrangement on behalf of Commonwealth.

Further Assurances

7.6 Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

Expenses

7.7 (a) Subject to ss.6.4, the parties agree that all out-of-pocket expenses of the parties relating to the Arrangement and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, all disbursements of advisors and printing and mailing costs, shall be paid by the party incurring such expenses.

     (b) Commonwealth represents and warrants to the Empire Parties that no broker, finder or investment banker is or will be entitled to any brokerage, finder's or other fee or commission from Commonwealth or any subsidiary of Commonwealth in connection with the transactions contemplated hereby or by the Arrangement.

Consultation

7.8 Empire and Commonwealth agree to consult with each other as to the general nature of any news releases or public statements with respect to this Agreement or the Arrangement, and to use their respective reasonable efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly a news release with respect to this Arrangement as soon as practicable following the execution of this Agreement. Empire and Commonwealth also agree to consult with each other in preparing and making any filings and communications in connection with any Appropriate Regulatory Approvals.

Governing Laws

7.9 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under or in relation to this Agreement.

Time of Essence

7.10 Time shall be of the essence in this Agreement.

Counterparts

7.11 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.


EMPIRE ENERGY CORPORATION


Per:
--------------------------------------------
Authorized Signatory


EMPIRE EXCHANGECO LIMITED


Per:
--------------------------------------------
Authorized Signatory


COMMONWEALTH ENERGY CORP.


Per:
--------------------------------------------
Authorized Signatory

                                   SCHEDULE A
                           Form of Affiliate's Letter
Dear Sirs:

The undersigned, a holder of common shares ("Commonwealth Common Shares") of Commonwealth Energy Corp. ("Commonwealth"), a corporation existing under the laws of Canada is entitled to receive in connection with the arrangement pursuant to Section 192 of the Canada Business Corporations Act, R.S.C. 1995, c. C-44 (the "Arrangement") to be entered into pursuant to the Merger Agreement dated as of December __, 2000 among Commonwealth, Empire Energy Corporation, a corporation existing under the laws of the State of Utah ("Empire"), and Empire Exchangeco Ltd., a company existing under the laws of Canada ("Empire Exchangeco"), exchangeable shares (the "Exchangeable Shares") of Empire Exchangeco. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Empire within the meaning of Rule 145 ("Rule 145") promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), by the U.S. Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact or a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate. If in fact the undersigned were such an affiliate, the undersigned's ability to sell, assign or transfer:

     (a) the Exchangeable Shares received by the undersigned in exchange for any Commonwealth Common Shares in connection with the Arrangement; and

     (b) any shares of common stock of Empire (collectively, with the Exchangeable Shares, the "Securities") for which the Exchangeable Shares may be exchanged;

may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of the Securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Empire will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purpose of resale of Securities by the undersigned.

The undersigned hereby represents and covenants with Empire that the undersigned will not sell, assign or transfer any of the Securities received by the undersigned in exchange for Commonwealth Common Shares in connection with the Arrangement except:

     (a) pursuant to an effective registration statement under the Securities
     Act;

     (b) in conformity with Rule 145; or

     (c) in a transaction which, in the opinion of the general counsel of Empire or other counsel reasonably satisfactory to Empire or as described in a "no-action" or interpretative letter from the staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

In the event of a sale or other disposition by the undersigned of Securities pursuant to Rule 145, the undersigned will supply Empire with evidence of compliance with such Rule, in the form of a letter substantially in the form of Annex I hereto.

Empire covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Securities by the undersigned under Rule 145 in accordance with the terms thereof.

The undersigned also understands that there will be placed on any certificates for the Securities issued to the undersigned a legend stating in substance:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND EMPIRE ENERGY CORP., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF EMPIRE ENERGY CORPORATION."

The undersigned also understands that unless a sale or transfer by the undersigned of the undersigned's Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, Empire reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

It is understood and agreed that the legends set forth above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the Securities Act or (ii) Empire has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Empire, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned. The undersigned acknowledges that:

     (a) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of the Securities, and

     (b) the receipt by Empire and Empire Exchangeco of this letter is an inducement to Empire and Empire Exchangeco to consummate the Agreement.

Very truly yours,



DATED:


Accepted and agreed to this _____ day of ___________, 2000.


EMPIRE ENERGY CORPORATION


Per:
--------------------------------------------
Authorized Signatory